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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Andrew Profit Sharing Trust of Andrew Corporation of our reports (a) dated October 20, 2000, with respect to the consolidated financial statements of Andrew Corporation incorporated by reference in its Annual Report (Form 10-K) and (b) dated January 29, 2001 with respect to the financial statements and supplemental schedules of the Andrew Profit Sharing Plan included in the Plan's Annual Report (Form 11-K), both for the year ended September 30, 2000, filed with the Securities and Exchange Commission.



                                               /s/  Ernst & Young LLP
                                               -------------------------


Chicago, Illinois
December 3, 2001